                                                                Exhibit(a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                        WORKGROUP TECHNOLOGY CORPORATION
                                       TO

                           SOFTECH ACQUISITION CORP.

                           A WHOLLY-OWNED SUBSIDIARY

                                       OF

                                 SOFTECH, INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, BOSTON TIME, ON WEDNESDAY, DECEMBER 18, 2002, UNLESS THE OFFER IS EXTENDED.

     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing issued and outstanding shares of common stock, par value $.01 per share (the "Shares"), of Workgroup Technology Corporation, a Delaware corporation (the "Company"), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by mail or overnight courier to the Depositary. See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                      By Mail, Hand or Overnight Courier:

                                 59 Maiden Lane
                               New York, NY 10038
                   Attn.: Reorg. Department - Workgroup Tech.

            By Facsimile Transmission:
         (For Eligible Institutions Only)                    Confirm Facsimiles by Telephone:
                  (718) 234-5001                                 (718) 921-8200 Ext. 8237

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver (i) the Letter of Transmittal or an Agent's Message (as defined in Section 3 of the Offer to Purchase) and (ii) certificates for Shares or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

     The undersigned hereby tenders to SofTech Acquisition Corp., a Delaware corporation ("Purchaser") which is a newly-formed, wholly-owned subsidiary of SofTech, Inc., a Massachusetts corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 20, 2002 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged. The information regarding the number of Shares indicated below is provided pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Certificate No(s).:
--------------------------------------------------------------------------------

Name(s) of Record Holder(s)(if available):
-----------------------------------------------------------------------

Number of Shares:
--------------------------------------------------------------------------------

Check box if Shares will be tendered by book-entry transfer: [ ]

Address(es):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Area Code and Tel. No.:
--------------------------------------------------------------------------------

Signature(s):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Account Number:
--------------------------------------------------------------------------------

Dated:
--------------------------------------------------------------------------------

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule l4e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other required documents, within three (3) OTC Trading Days after the date hereof. An "OTC Trading Day" means any day on which the Over-the-Counter Bulletin Board is open for business.

     Name of Firm:
     ---------------------------------------------------------------------------

     Authorized Signature:
     ---------------------------------------------------------------------------

     Name:
     ---------------------------------------------------------------------------

     Title:
     ---------------------------------------------------------------------------

     Address:
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     Area Code and Tel. No.:
     ---------------------------------------------------------------------------

     Date:
     ---------------------------------------------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

                                        3